Exhibit 10.21
EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into as of this 4th day of March, 2013 and is effective as of March 4, 2013, by and between CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company, as borrower (the "Borrower"), each of the other Loan Parties signatory hereto and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent, Lender and L/C Issuer (the "Agent").

W I T N E S S E T H:

WHEREAS, the Borrower, Agent and Lender are parties to that certain Amended and Restated Credit Agreement, dated as of May 2, 2012 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement"), pursuant to which the Lender extended certain financial accommodations to the Borrower; and

WHEREAS, the Borrower has requested that the Agent and Lender, and the Agent and Lender have agreed to, subject to the terms hereof, amend certain provisions of the Credit Agreement, as more fully set forth herein;

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Definitions. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Credit Agreement.
2.    Amendments to the Credit Agreement.
2.1    Section 1.01 of the Credit Agreement, “Defined Terms”, is hereby amended by adding the following defined terms in alphabetical order:

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (without duplication) (a) (i) Adjusted EBITDA, less (ii) any expenditure paid in cash in respect of the purchase or other acquisition of any fixed or capital asset, but excluding such expenditures, or portions thereof, funded with proceeds of (x) Capital Leases or (y) Delayed Draw Term Loans or Revolving Loans but in an aggregate outstanding amount not to exceed the amount available to be drawn under the aggregate Delayed Draw Term Commitment, and less (iii) the aggregate amount of federal, state, local and foreign income taxes paid in cash, to (b) the sum of (i) Consolidated Interest Charges to the extent paid in cash, plus (ii) Debt Amortization, in each case above, of or by Parent and its Subsidiaries for the most recently completed Measurement Period.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the

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Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Debt Amortization” means the aggregate principal amount of all redemptions or similar acquisitions for value of outstanding debt for borrowed money or regularly scheduled principal payments, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.03; provided that for purposes of calculating Scheduled Amortization related solely to the Delayed Draw Term Facility during the period from the First Amendment Effective Date through and including September 30, 2015, such amount shall equal (a) the aggregate amount of all outstanding Delayed Draw Term Loans as of the end of the applicable Measurement Period divided by (b) three and one-half (3.50).

“First Amendment Effective Date” means March 4, 2013.

“Measurement Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of Parent.

2.2    Section 1.01 of the Credit Agreement, “Defined Terms”, is hereby further amended by deleting the defined terms of “Availability Period” and “Maturity Date” and replacing such terms with the following:

“Availability Period” means (a) in respect of the Revolving Facility, the period from and including the Effective Date to the earliest of (i) the Maturity Date for the Revolving Facility, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.05, and (iii) the date of termination of the Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 and (b) in respect of the Delayed Draw Term Facility, the period from and including the Effective Date to the earliest of (i) December 31, 2014, (ii) the date of termination of the Delayed Draw Term Commitments pursuant to Section 2.05 (iii) the Maturity Date for the Delayed Draw Term Facility, (iv) the date of termination of the Commitments of the Delayed Draw Term Lenders to make Delayed Draw Term Loans pursuant to Section 8.02 and (v) the date the amount of the Available Commitment for the Delayed Draw Term Facility is $0.00.

“Maturity Date” means (a) with respect to the Revolving Facility, May 2, 2018 and (b) with respect to the Delayed Draw Term Facility, May 2, 2018, in each case, or such earlier date as payment of the remaining outstanding principal amount of the Loans or of all remaining and outstanding Obligations shall be due (whether by acceleration or otherwise).

2.3    The first sentence of Section 2.01(a) of the Credit Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:

“(a)    Delayed Draw Term Loans. Subject to the terms and conditions set forth herein, each Delayed Draw Term Lender severally agrees to make up to nine (9) loans (each such loan, a “Delayed Draw Term Loan”) to Borrower, in Dollars, from time to time, on any Business Day during the Availability Period for the Delayed Draw Term Facility, in an aggregate amount not to exceed such Delayed Draw Term Lender’s Applicable Percentage of the Delayed Draw Term Facility.”

2.4    Section 2.06(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(a)    Delayed Draw Term Loans.
(i)    If $10,000,000 has been advanced to Borrower under the Delayed Draw Term Facility on or prior to May 2, 2014, Borrower shall repay to the Delayed Draw Term Lenders $588,235.29 on the last Business Day of each quarter, commencing on June 28, 2014, and on the Maturity Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.04), unless accelerated sooner pursuant to Section 8.02; provided, however, that the final principal repayment installment of the Delayed Draw Term Loans shall be repaid on the Maturity Date for the Delayed Draw Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Delayed Draw Term Loans outstanding on such date
(ii)    If on May 3, 2014 less than $10,000,000 has been advanced to Borrower under the Delayed Draw Term Facility, Borrower shall repay to the Delayed Draw Term Lenders an amount equal to 7.14% of the aggregate principal amount of all Delayed Draw Term Loans outstanding (as of the end of the Availability Period for the Delayed Draw Term Facility) on the last Business Day of each quarter, commencing on March 31, 2015, and on the Maturity Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.04), unless accelerated sooner pursuant to Section 8.02; provided, however, that the final principal repayment installment of the Delayed Draw Term Loans shall be repaid on the Maturity Date for the Delayed Draw Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Delayed Draw Term Loans outstanding on such date.”
2.5    Section 6.01(b) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent (commencing with the fiscal quarter ending March 31, 2012), a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and”

2.6    Section 6.12(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(a)    Consolidated Fixed Charge Coverage Ratio. The Parent, together with its Subsidiaries on a consolidated basis, shall not permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be less than 1.20 to 1.00.”
2.7     Section 6.12(c) of the Credit Agreement is hereby amended by deleting such subsection in its entirety.

2.8    Section 7.03(h) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(h)    Indebtedness in respect of Capital Leases and Purchase Money Indebtedness for fixed or capital assets within the limitations set forth in Section 7.01(h), provided, however, that the aggregate amount of all Indebtedness permitted under this Section 7.03(h) and under Section 7.03(i) at any one time outstanding shall not exceed $60,000,000;”

2.9     Section 7.03(i) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(i)    Indebtedness assumed in connection with Permitted Acquisitions, provided, however, that (i) the aggregate amount of all Indebtedness permitted under this Section 7.03(i) and under Section 7.03(h) at any one time outstanding shall not exceed $60,000,000 and (ii) the aggregate amount of all Indebtedness permitted under this Section 7.03(i) at any one time outstanding shall not exceed $10,000,000; and”

3.    No Other Modification. Notwithstanding the agreement of the Agent and Lender to the terms and provisions of this Amendment, the Loan Parties acknowledge and expressly agree that the amendments contained in Section 2, are limited to the extent expressly set forth herein and shall not constitute a modification of the Credit Agreement or any other Loan Documents or a course of dealing at variance with the terms of the Credit Agreement or any other Loan Documents (other than as expressly set forth above) so as to require further notice by the Agent or the Lender, or any of them, of its or their intent to require strict adherence to the terms of the Credit Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect except as expressly modified by this Amendment. The Credit Agreement and each other Loan Document shall be deemed modified hereby solely to the extent necessary to give effect to this Amendment.
4.    Representations and Warranties. The Borrower and each other Loan Party hereby represent and warrant to and in favor of the Agent as follows:
(a)    each representation and warranty set forth in Article V of the Credit Agreement, after giving effect to this Amendment, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent (i) previously fulfilled in accordance with the terms of the Credit Agreement or (ii) relating specifically to the Closing Date or otherwise inapplicable;

(b)    the Borrower and each other Loan Party has the power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c)    this Amendment has been duly authorized, validly executed and delivered by one or more Responsible Officers of the Loan Parties, and constitutes the legal, valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any of the Loan Parties);

(d)    the execution and delivery of this Amendment and performance by the Loan Parties under the Credit Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Loan Parties which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of the Loan Parties, or any provision of (i) any statute, judgment or order, or (ii) any material indenture, instrument, agreement, or undertaking, to which the Loan Parties are party or by which the Loan Parties’ assets or properties are bound; and

(e)    no Default exists both before and after giving effect to this Amendment, and there has been no Material Adverse Effect both before and after giving effect to this Amendment.

5.    Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to Agent’s receipt of the Loan Parties’ executed signature page(s) to this Amendment and the Supplemental Fee Letter dated as of the date hereof and payment of the fees set forth therein.

6.    Effect of Amendment; No Novation. Except as expressly set forth herein, the Credit Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligation of the Loan Parties to the Agent and Lender, and the Loan Parties hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement, as amended hereby. The terms of this Amendment are not intended to and do not serve as a novation as to the Credit Agreement or the Note or the indebtedness evidenced thereby. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Credit Agreement or any document executed in connection therewith. Instead it is the express intention to affirm the Credit Agreement and the security created thereby.

7.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

8.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

9.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

10.    Waiver, Release and Disclaimer. To induce the Lender and the Agent to enter into this Amendment, the Loan Parties hereby waive and release any claim, defense, demand, action or suit of any kind or nature whatsoever against the Lender or the Agent arising on or prior to the date of this Amendment in connection with the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated thereunder, except that this Section 10 shall not waive or release any of the Lender’s or the Agent’s contractual obligations under the Credit Agreement or any of the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:                CBEYOND COMMUNICATIONS, LLC,
                    a Delaware limited liability company

By:    /s/ J. Robert Fugate
Name:    J. Robert Fugate
Title:    Executive Vice President and
Chief Financial Officer

CBEYOND
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE

ADDITIONAL LOAN PARTIES:    CBEYOND, INC.,
                    a Delaware corporation
By:    /s/ J. Robert Fugate
Name:    J. Robert Fugate
Title:    Executive Vice President and
Chief Financial Officer

CBEYOND
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE

AGENT AND LENDER:	BANK OF AMERICA, N.A.

By:    /s/ Thomas M. Paulk
Name:    Thomas M. Paulk
Title:    Senior Vice President

CBEYOND
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE